Exhibit 99.2

Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER 2007 FINANCIAL RESULTS

THIRD QUARTER 2007 HIGHLIGHTS

•	Total revenue increased 10% to $367.6 million

•	Adjusted EBITDA increased 14% to $248.6 million

•	Cash provided by operating activities was $181.6 million

•	Net income was $59.6 million, inclusive of a $41.7 million income tax benefit

Boston, Massachusetts – November 7, 2007: American Tower Corporation (NYSE: AMT) today reported financial results for the third quarter ended September 30, 2007:

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Continued robust demand for tower space and diligent operational execution by our managers and employees enabled American Tower to deliver another quarter of double digit revenue and Adjusted EBITDA growth. We expect a strong finish for the year, as reflected in our increased 2007 guidance for tower revenue, and anticipate that the favorable leasing environment will extend through 2008.

“Strategically, we still seek to add high quality assets to our portfolio while maintaining our track record of investment discipline, both in the US and in selected high growth markets abroad. At the same time, our generation of significant cash from operations and rising Adjusted EBITDA enables American Tower to continue our substantial share repurchase program.”

Third Quarter 2007 Operating Highlights

American Tower generated the following operating results for the quarter ended September 30, 2007 (unless otherwise indicated, all comparative information is compared against the quarter ended September 30, 2006):

Total revenues increased 10% to $367.6 million and rental and management segment revenues increased 10% to $358.6 million. Rental and Management Segment Gross Margin increased 13% to $278.3 million and services segment revenue and Gross Margin increased to $9.0 million and $4.1 million, respectively. Rental and management segment revenue and Gross Margin include approximately $4.3 million and $7.2 million, respectively, of one-time positive items, for the quarter ended September 30, 2007.

Total selling, general, administrative and development expense was $49.0 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $15.3 million and $6.1 million of additional costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs. Including these costs related to the stock option review and the one-time positive items noted above, Adjusted EBITDA increased 14% to $248.6 million and Adjusted EBITDA margin was 68%.

Operating income increased to $98.5 million and income from continuing operations increased to $60.1 million. Net income was $59.6 million or $0.15 per basic and $0.14 per diluted common share. Net income for the quarter ended September 30, 2007 includes a $41.7 million income tax benefit related to the realization of future usage of state net operating losses.

Free Cash Flow was $142.3 million, consisting of $181.6 million of cash provided by operating activities, less $39.4 million of payments for purchases of property and equipment and construction activities, including $19.2 million of discretionary capital spending. The Company completed the construction of 42 towers and the installation of 6 in-building systems during the quarter and spent approximately $10.6 million on ground lease purchases.

Please refer to Non-GAAP and Defined Financial Measures on pages 4 and 5 for definitions of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 12.

Stock Repurchase Program

During the quarter ended September 30, 2007, the Company repurchased a total of 8.2 million shares of its Class A common stock for approximately $339 million. As of October 25, 2007 the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 46.8 million shares of its Class A common stock for approximately $1,773 million since November 2005, which includes the repurchase of 2.9 million shares of its Class A common stock for approximately $125 million during the period October 1, 2007 to October 25, 2007. The Company expects to complete the remaining $477 million of stock repurchases pursuant to its current $1.5 billion stock repurchase program by the end of February 2008.

International Expansion Update

The Company announced today that Steven Marshall had joined the Company as Executive Vice President, International Business Development. In this role, Mr. Marshall will be responsible for developing international business opportunities and will report directly to the Company’s Chief Executive Officer, Jim Taiclet.

Jim Taiclet said, “Steve Marshall is a tremendous addition to our executive management team — a truly unique talent, having both led a major multinational tower company and successfully driven significant business development initiatives during his career in all of the regions that we are exploring for possible expansion. I am truly excited to have Steve join our senior management team.”

Mr. Marshall comes to American Tower from National Grid Plc, where he served in a number of leadership and business development positions since 1997. Between 2003 and 2007, Mr. Marshall was Chief Executive Officer, National Grid Wireless, where he led National Grid’s wireless tower infrastructure business in the United States and United Kingdom. In addition, during his tenure at National Grid, as well as at Costain Group Plc and Tootal Group Plc, he led operational and business development efforts in Latin America, India, Southeast Asia, Africa and the Middle East.

Full Year 2007 and 2008 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of November 7, 2007. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2007			Full Year 2008
Rental and management segment revenue (1)	$1,415	to	$1,420	$1,505	to	$1,530
Rental and management segment gross margin (1)(2)	1,089	to	1,095	1,164	to	1,193

Services segment revenue	30	to	32	35	to	50
Services segment gross margin (2)	14	to	15	15	to	20

Adjusted EBITDA (1)(2)(3)	978	to	984	1,055	to	1,085

Depreciation, amortization and accretion	523	to	527	520	to	526
Interest expense	236	to	234	265	to	255
Income from continuing operations (4)	118	to	122	113	to	130

($ in millions)	Full Year 2007			Full Year 2008
Cash provided by operating activities (5)	$695	to	$705	$770	to	$810
Payments for purchase of property and equipment and construction activities (6)	145	to	150	155	to	185

(1)	The Company’s full year 2008 outlook includes an estimated decrease in non-cash straight-line revenues of approximately $25 million from the full year 2007. For more information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2006.

(2)	See Non-GAAP and Defined Financial Measures below.

(3)	The Company’s outlook for Adjusted EBITDA does not include any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices and excludes $55 million to $57 million and $55 million to $59 million of stock-based compensation expense from its full year 2007 and 2008 outlook, respectively.

(4)	The Company’s full year 2007 outlook for income from continuing operations includes a loss on retirement of long-term obligations of approximately $32 million related to the following financing transactions by the Company in 2007: (a) repayment and termination of the SpectraSite and American Tower senior secured credit facilities; (b) tender offer and consent solicitation for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.; (c) conversions of the Company’s 3.25% Convertible Notes due 2010; (d) the redemption of the Company’s 5.0% Convertible Notes due 2009; and (e) repayment and termination of the Company’s unsecured term loan credit facility.

(5)	The Company’s full year 2007 outlook for cash provided by operating activities includes: (a) the receipt of approximately $80 million in proceeds by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses; (b) a reduction of approximately $35 million of net cash receipts related to towers included in the Company’s securitization transaction, which are classified as restricted cash until all necessary payments and reserves are satisfied and the balance is disbursed to the Company on a monthly basis; and (c) the expected payment of $32 million related to the Verestar bankruptcy settlement and related litigation.

(6)	The Company’s full year 2007 outlook for capital expenditures includes costs for the construction of approximately 165 new sites, including in-building systems, and approximately $40 million of ground lease purchases. The Company’s full year 2008 outlook for capital expenditures includes costs for the construction of approximately 250 to 350 new sites, including in-building systems, and approximately $40 million to $50 million of ground lease purchases.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2007 results and the Company’s outlook for the full year 2007 and 2008. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chief Executive Officer. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 20977029

A replay of the call will be available from 9:30 a.m. ET November 7, 2007 until 11:59 p.m. November 14, 2007. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 20977029

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 22,500 sites in the United States, Mexico and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking” statements concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merger with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our Revolving Credit Facility, the indentures governing our debt securities, and the loan agreement related to our Securitization could adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, including with respect to our utilization of net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of it tenants; (7) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (8) a substantial portion of our revenue is derived from a small number of customers; (9) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (10) we could have liability under environmental laws; (11) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (12) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (15) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (17) our stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (18) pending civil litigation relating to our stock option granting practices exposes us to risks and uncertainties. For other important information regarding these risk factors, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2007 under the caption “Risk Factors”. Forward-looking statements represent the Company’s current expectations and are inherently uncertain. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$82,735	$281,264
Restricted cash (1)	41,154
Short-term investments and available-for-sale securities	5,219	22,986
Accounts receivable, net	46,426	29,368
Prepaid and other current assets	86,630	63,919
Deferred income taxes	23,494	88,485

Total current assets	285,658	486,022

Property and equipment, net	3,071,125	3,218,124
Goodwill	2,180,544	2,189,767
Other intangible assets, net	1,722,185	1,820,876
Deferred income taxes	497,190	482,710
Notes receivable and other long-term assets	446,736	415,720

Total	$8,203,438	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$203,864	$187,634
Accrued interest	36,938	41,319
Current portion of long-term obligations	1,770	253,907
Unearned revenue	95,990	86,769

Total current liabilities	338,562	569,629

Long-term obligations	4,025,145	3,289,109
Other long-term liabilities	460,621	365,974

Total liabilities	4,824,328	4,224,712

Minority interest in subsidiaries	3,405	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,504	4,378
Additional paid-in capital	7,734,641	7,502,472
Accumulated deficit	(2,697,824)	(2,733,920)
Accumulated other comprehensive (loss) income	(2,853)	16,079
Treasury stock	(1,662,763)	(404,093)

Total stockholders’ equity	3,375,705	4,384,916

Total	$8,203,438	$8,613,219

(1)	The amounts classified as restricted cash reflect funds held in reserve accounts by the two special-purpose subsidiaries of the Company formed in connection with the Company’s completed securitization transaction with respect to debt service payments, ground rents, real estate and personal property taxes, insurance premiums and management fees, and to reserve a portion of advance rents from tenants on the tower sites.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
Rental and management	$358,623	$326,403	$1,055,427	$962,831
Network development services	8,962	7,064	23,055	16,908

Total operating revenues	367,585	333,467	1,078,482	979,739

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	83,936	84,601	253,607	247,270
Network development services	4,841	2,961	12,495	7,641
Depreciation, amortization and accretion	131,484	131,357	393,315	397,429
Selling, general, administrative and development expense (1)	49,030	42,384	139,736	115,307
Impairments, net (gain) loss on sale of long-lived assets, restructuring and merger related expense	(197)	157	1,432	1,604

Total operating expenses	269,094	261,460	800,585	769,251

OPERATING INCOME	98,491	72,007	277,897	210,488

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,584	3,584	10,666	10,666
Interest income	2,345	2,292	9,186	5,021
Interest expense	(59,919)	(54,448)	(171,577)	(162,395)
Loss on retirement of long-term obligations	(108)	(893)	(33,168)	(25,967)
Other income (expense)	1,341	(5,416)	18,213	974

Total other expense	(52,757)	(54,881)	(166,680)	(171,701)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	45,734	17,126	111,217	38,787

Income tax benefit (provision)	14,483	(13,350)	(17,714)	(28,112)
Minority interest in net earnings of subsidiaries	(80)	(60)	(264)	(597)
Income on equity method investments	2	6	10	16

INCOME FROM CONTINUING OPERATIONS	60,139	3,722	93,249	10,094
LOSS FROM DISCONTINUED OPERATIONS, NET	(511)	(250)	(31,384)	(895)

NET INCOME	$59,628	$3,472	$61,865	$9,199

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
BASIC
Income from continuing operations	$0.15	$0.01	$0.22	$0.02
Loss from discontinued operations			(0.07)

Net income	$0.15	$0.01	$0.15	$0.02

DILUTED
Income from continuing operations	$0.14	$0.01	$0.22	$0.02
Loss from discontinued operations			(0.07)

Net income	$0.14	$0.01	$0.15	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	410,071	425,942	416,418	423,612

DILUTED	418,012	435,138	426,430	435,035

(1)	Selling, general, administrative and development expense includes $15,266 and $10,683 of stock-based compensation expense for the three months ended September 30, 2007 and September 30, 2006, respectively, and $43,480 and $29,541 of stock-based compensation expense for the nine months ended September 30, 2007 and September 30, 2006, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,865	$9,199
Stock-based compensation expense	43,480	29,541
Other non-cash items reflected in statements of operations	477,738	461,420
Increase in restricted cash (1)	(34,968)
Increase in net deferred rent asset	(32,107)	(24,670)
Decrease (increase) in other assets (2)	41,191	(19,403)
Increase in liabilities	6,602	19,082

Cash provided by operating activities	563,801	475,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(106,966)	(90,662)
Payments for acquisitions	(20,694)	(10,103)
Payments for acquisitions of minority interests		(22,944)
Proceeds from sale of available-for-sale securities and other assets	20,068	26,688
Deposits, restricted cash, short-term investments and other assets	(9,774)	(246)

Cash used for investing activities	(117,366)	(97,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	1,750,000
Proceeds from term loan credit facility	500,000	232,000
Borrowings under revolving credit facilities	1,400,000	10,000
Repayments of notes payable, credit facilities and capital leases	(3,111,766)	(272,427)
Purchases of Class A common stock	(1,252,702)	(289,459)
Proceeds from stock options, warrants and stock purchase plan	110,415	38,780
Deferred financing costs	(40,911)	(2,295)

Cash used for financing activities	(644,964)	(283,401)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(198,529)	94,501
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$82,735	$207,202

CASH PAID FOR INCOME TAXES	$20,042	$19,588

CASH PAID FOR INTEREST	$170,996	$137,362

(1)	Reflects the net increase in cash held in reserve accounts related to the Company’s securitization transaction as these accounts are classified as restricted cash.

(2)	Includes the receipt of approximately $80 million in proceeds by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses.

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	September 30, 2007	As Adjusted (1)
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000	$1,750,000
Unsecured Revolving Credit Facility	550,000	550,000
Unsecured Term Loan Credit Facility (2)	500,000
7.000% Senior Notes due 2017		500,000
7.500% Senior Notes due 2012	225,000	225,000
7.125% Senior Notes due 2012	502,530	502,530
5.000% Convertible Notes due 2010	59,683	59,683
3.250% Convertible Notes due 2010	34,833	18,333
3.000% Convertible Notes due 2012	344,546	344,546
7.250% Senior Subordinated Notes due 2011	288	288
Other debt, including capital leases	60,035	60,035

Total debt	$4,026,915	$4,010,415

Cash and cash equivalents	82,735
Net debt (Total debt less cash and cash equivalents)	$3,944,180

Share count rollforward (in millions):
Total shares outstanding, as of June 30, 2007	413.5
Shares repurchased	(8.2)
Shares issued – warrant exercises	0.1
Shares issued – employee stock option exercises	0.7

Total shares outstanding, as of September 30, 2007	406.1

(1)	Long-term obligations as adjusted reflects the following transactions: (a) on October 1, 2007, the Company completed an institutional private placement of $500.0 million aggregate principal amount of its 7.000% Senior Notes due 2017. The net proceeds from this offering were approximately $493.5 million, and were used, together with cash on hand, to repay all of the outstanding indebtedness incurred under the Company’s $500.0 million senior unsecured term loan credit facility. The Company terminated the term loan upon repayment; and (b) in October 2007, a holder of approximately $16.5 million principal amount of the Company’s 3.250% Convertible Notes due 2010 converted its notes into 1.3 million shares of the Company’s Class A common stock. In connection with the conversion, the Company paid the noteholder approximately $0.5 million calculated based on accrued and unpaid interest and discounted value of future interest payments on the notes.

(2)	On August 30, 2007, the Company entered into a new $500.0 million senior unsecured term loan credit facility. In connection with that transaction, the Company received $498.5 million of net proceeds from the term loan, which were used to repay $450.0 million of borrowings under the Company’s senior unsecured revolving credit facility and the remainder for general corporate purposes.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

Selling, general, administrative and development expense breakout:	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Rental and management segment overhead	$15,885	$13,990	$48,847	$45,600
Services segment overhead	871	1,063	2,674	2,975
Corporate expenses (1)	17,008	16,648	44,735	37,191
Stock-based compensation expense	15,266	10,683	43,480	29,541

Total	$49,030	$42,384	$139,736	$115,307

(1)	Includes $6,052 and $8,195 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended September 30, 2007 and September 30, 2006, respectively. Includes $10,599 and $9,529 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the nine months ended September 30, 2007 and September 30, 2006, respectively.

Interest expense detail:	Three Months Ended September 30,
	2007	2006
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$25,863
Unsecured Revolving Credit Facility	13,698
Unsecured Term Loan Credit Facility	2,423
7.500% Senior Notes due 2012	4,219	$4,219
7.125% Senior Notes due 2012	8,580	8,858
5.000% Convertible Notes due 2010	746	3,248
3.250% Convertible Notes due 2010	283	876
3.000% Convertible Notes due 2012	2,610	2,610
Secured OpCo Credit Facilities		27,178
7.250% Senior Subordinated Notes due 2011	5	6,411
Other debt, including capital leases	1,492	1,048

Total	$59,919	$54,448

SELECTED CASH FLOW DETAIL:

Payments for purchase of property and equipment and construction activities:	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Discretionary – new tower build and in-building installation	$8,547	$11,364	$20,036	$35,671
Discretionary – ground lease purchases	10,628	4,437	30,956	6,903
Redevelopment	8,704	7,168	24,218	21,306
Capital improvements	7,791	7,664	20,363	19,485
Corporate	3,710	2,985	11,393	7,297

Total	$39,380	$33,618	$106,966	$90,662

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended September 30, 2007	Wireless	Broadcast	In-building	Total
Beginning balance, July 1, 2007	21,926	407	144	22,477
New construction	42		6	48
Acquisitions	51			51
Reductions	(18)			(18)

Ending balance, September 30, 2007	22,001	407	150	22,558

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of net income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Services Segment Operating Profit, Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income	$59,628	$3,472	61,865	9,199
Loss from discontinued operations, net	511	250	31,384	895

Income from continuing operations	60,139	3,722	93,249	10,094

Interest expense	59,919	54,448	171,577	162,395
Interest income	(2,345)	(2,292)	(9,186)	(5,021)
Income tax (benefit) provision	(14,483)	13,350	17,714	28,112
Depreciation, amortization and accretion	131,484	131,357	393,315	397,429
Impairments, net (gain) loss on sale of long-lived assets, restructuring and merger related expense	(197)	157	1,432	1,604
Loss on retirement of long-term obligations	108	893	33,168	25,967
Minority interest in net earnings of subsidiaries	80	60	264	597
Income on equity method investments	(2)	(6)	(10)	(16)
Stock-based compensation expense	15,266	10,683	43,480	29,541
Other (income) expense	(1,341)	5,416	(18,213)	(974)

Adjusted EBITDA	$248,628	$217,788	$726,790	$649,728

Corporate expenses, excluding stock-based compensation expense	17,008	16,648	44,735	37,191
Services segment overhead	871	1,063	2,674	2,975
Services segment operating expenses	4,841	2,961	12,495	7,641
Services segment revenue	(8,962)	(7,064)	(23,055)	(16,908)

Rental and Management Segment Operating Profit	$262,386	$231,396	$763,639	$680,627

Rental and Management segment overhead	15,885	13,990	48,847	45,600

Rental and Management Segment Gross Margin	$278,271	$245,386	$812,486	$726,227

Adjusted EBITDA (from above)	$248,628	$217,788	$726,790	$649,728
Corporate expenses, excluding stock-based compensation expense	17,008	16,648	44,735	37,191
Rental and Management segment overhead	15,885	13,990	48,847	45,600
Rental and Management segment operating expenses	83,936	84,601	253,607	247,270
Interest income, TV Azteca, net	(3,584)	(3,584)	(10,666)	(10,666)
Rental and Management segment revenue	(358,623)	(326,403)	(1,055,427)	(962,831)

Services Segment Operating Profit	$3,250	$3,040	$7,886	$6,292

Services segment overhead	871	1,063	2,674	2,975

Services Segment Gross Margin	$4,121	$4,103	10,560	9,267

Adjusted EBITDA (from above)	$248,628	$217,788	$726,790	$649,728
Divided by total operating revenues	367,585	333,467	1,078,482	979,739

Adjusted EBITDA Margin	68%	65%	67%	66%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cash provided by operating activities (1) (2)	$181,637	$182,528	$563,801	$475,169
Payments for purchase of property and equipment and construction activities	(39,380)	(33,618)	(106,966)	(90,662)

Free Cash Flow	$142,257	$148,910	$456,835	$384,507

(1)	Cash provided by operating activities for the three months ended September 30, 2007 includes a reduction of approximately $13 million of net cash receipts related to towers included in the Company’s securitization transaction, which are classified as restricted cash until all necessary payments and reserves are satisfied and the balance is disbursed to the Company on a monthly basis.

(2)	Cash provided by operating activities for the nine months ended September 30, 2007 includes the receipt of approximately $80 million in proceeds by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses and a reduction of approximately $35 million of net cash receipts related to towers included in the Company’s securitization transaction, as further described above.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows:

	Full Year 2007			Full Year 2008
Income from continuing operations (1)	$118	to	$122	$113	to	$130
Interest expense	236	to	234	265	to	255
Depreciation, amortization and accretion	523	to	527	520	to	526
Stock-based compensation expense	55	to	57	55	to	59
Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries (2)	46	to	44	102	to	115

Adjusted EBITDA	$978	to	$984	$1,055	to	$1,085

(1)	The company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonable predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

(2)	The Company’s full year 2007 outlook for income from continuing operations includes approximately $32 million loss on retirement of long-term obligations related to the following financing transactions by the Company in 2007: (a) repayment and termination of the Spectrasite and American Tower senior secured credit facilities; (b) tender offer and consent solicitation for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.; (c) conversions of the Company’s 3.25% Convertible Notes due 2010; (d) the redemption of the Company’s 5.0% Convertible Notes due 2009; and (e) repayment and termination of the Company’s unsecured term loan credit facility.

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